UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):         JUNE 25, 2002


                                  SELECT COMFORT CORPORATION
                    (Exact name of registrant as specified in its charter)


        MINNESOTA                           0-25121              41-1597886
(State of Incorporation)            (Commission File          (IRS Employer
                                            Number)     Identification No.)


        6105 TRENTON LANE NORTH
        MINNEAPOLIS, MINNESOTA                                   55442
        (Address of principal                                    (Zip Code)
               executive offices)


Registrant's telephone number, including area code: (763) 551-7000

ITEM 9.  REGULATION FD DISCLOSURE.

        On June 25, 2002, the registrant issued a press release, as follows:


FOR IMMEDIATE RELEASE               Contact:     Mark Kimball (763) 551-7070
                                                  Select Comfort Corporation


                           SELECT COMFORT CORPORATION
                          ANNOUNCES CONVERSION OF NOTES

MINNEAPOLIS, MINN. (June 25, 2002) - Select Comfort Corporation (NASDAQ:
SCSS) today announced that its $11 million principal amount of convertible notes issued in June of 2001 have been automatically converted into an aggregate of 11 million shares of common stock in accordance with the mandatory conversion provisions of the notes. The conversion of the notes extinguishes $11 million in long-term debt from the company's balance sheet, as well as the related $880,000 annual interest obligation. The issuance of these shares, which have previously been included in the company's earnings per share calculation for the first quarter of 2002 and earnings guidance for all periods in 2002, results in a total of 29,583,826 shares of common stock outstanding.

The conversion of the notes follows the company's successful return to profitability and was triggered because the market value of the company's common stock exceeded the target level established when the convertible debt was issued in June of 2001. The conversion eliminates the need for future cash interest payments and the need to repay the principal amount of the notes, providing the company greater financial flexibility to pursue its growth initiatives.

The 11 million shares issued to the holders of the notes are restricted shares, eligible for resale subject to the volume limitations and other restrictions of SEC Rule 144. The holders of the shares are also entitled to certain customary demand and "piggyback" registration rights as previously described in greater detail in the company's periodic reports filed with the SEC.

Founded in 1987, Select Comfort Corporation is the leader in sleep solutions technology, holding 27 U.S. issued or pending patents for its products. The company designs, manufactures and markets a line of adjustable-firmness mattresses, including the SLEEP NUMBER(R) bed, as


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well as foundations and sleep accessories. Select Comfort's products are sold through its 320 retail stores located nationwide, including 20 leased departments in Bed Bath & Beyond stores; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.


Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends, consumer confidence, effectiveness of our advertising and promotional efforts, acceptance of our products and sleep technology, industry competition, our dependence on significant suppliers, including United Parcel Service (UPS) for delivery of our sleep systems and Conseco Finance for extension of consumer credit, and the vulnerability of any such suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors, the potential dilution from the issuance of additional shares from financings completed in 2001 and our ability to maintain compliance with listing requirements of NASDAQ, as well as the risk factors listed from time to time in the company's filings with the SEC, including the company's Annual Report on Form 10-K and other periodic reports filed with the SEC.

The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   SELECT COMFORT CORPORATION
                                                   (Registrant)


Dated:  June 25, 2002                       By     /s/ Mark A. Kimball
                                             ----------------------------------

                                            Title:        Senior Vice President
                                                  -----------------------------



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